Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2006 (August 9, 2006 as to the effects of the reclassifications described in Note 4 to the consolidated financial statements) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles), relating to the consolidated financial statements and financial statement schedules of WPS Resources Corporation and subsidiaries, and our report dated February 28, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Current Report on Form 8-K under the Securities Exchange Act of 1934, of WPS Resources Corporation dated August 9, 2006 and to the reference to us under the heading “Experts” in the Consent Solicitation Statement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 14, 2007